Exhibit 10.5

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Exclusive Option Agreement

THIS EXCLUSIVE OPTION AGREEMENT (this “Agreement”) is made on September 3, 2007, in Shanghai, the People’s Republic of China, by and among:

Party A:	Shanghai Fuzhou Investment Consulting Co., Ltd. Legal address: 9th Floor, Jinsui Mansion, No. 379 South Pudong Road Pudong New Area, Shanghai 200120, China

Party B:

Name	Address	ID Number

WANG Jingbo	Room 101, No. 13, Lane 666, Longdong Avenue, Pudong New District, Shanghai, PRC	510102197206082866

YIN Zhe	Room 301, No. 7, Lane 839, Yunshan Road, Pudong New District, Shanghai, PRC	310106197411053210

ZHANG Xinjun	No. 22, Lane 242, Tiantong Road, Hongkou District, Shanghai, PRC	310109197412220825

WEI Yan	Room 501, No. 36, Lane 199, Biyun Road, Pudong New District, Shanghai, PRC	512323197702050024

HE Boquan	Room 13-15, 32nd Floor, No. 183-187 Daduhui Plaza, North Tianhe Road, Tianhe District, Guangzhou City, Guangdong Province, PRC	442000601107545

YAN Qianghua	Room 505-506, No. 22, Lane 2185, YAN Qianghua North Zhongshan Road, Putuo District, Shanghai, PRC	310107195601070844

In this Agreement, Party A and Party B are referred to collectively as the “Parties”, individually the “Party”; WANG Jingbo, YIN Zhe, ZHANG Xinjun, WEI Yan, HE Boquan and YAN Qianghua are referred to collectively as Party B, individually the “Existing Shareholder”.

WHEREAS:

(1)	Party A is a wholly foreign owned enterprise legally incorporated and validly existing under the laws of the People’s Republic of China with full status as an entity incorporated;

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(2)	Each of WANG Jingbo, YIN Zhe, ZHANG Xinjun, WEI Yan, HE Boquan and YAN Qianghua owns, respectively, 46%, 12%, 4%, 3%, 25% and 10% of the registered capital of Shanghai Noah Investment Management Co., Ltd. (the “Company”);

(3)	Each of WANG Jingbo, YIN Zhe, ZHANG Xinjun, WEI Yan, HE Boquan and YAN Qianghua desires to grant an irrevocable and exclusive right to Party A and/or any entity or individual designated by Party A, whereby Party A and/or such entity or individual designated by Party A may purchase, directly or indirectly, all or part of the shares of the Company owned by WANG Jingbo, YIN Zhe, ZHANG Xinjun, WEI Yan, HE Boquan and YAN Qianghua; and

(4)	In connection with signing this Agreement, the Parties will also enter into a certain Share Pledge Agreement, according to which Party B agrees to pledge all of the shares of the Company owned by it in favor of Party A.

NOW, THEREFORE, with consideration of the foregoing and mutual promises and agreements of the Parties, the Parties agree as follows:

I.	Exclusive Right

1.	Grant of the exclusive right: Party B hereby grants to Party A or any third party deemed appropriate at the discretion of Party A (i.e., designated by Party A) an irrevocable and exclusive right, i.e.:

a.	As long as the laws and regulations of the PRC permit, Party A or its designated third party is entitled to purchase all or part of the shares of the Company owned by Party B at any time.

b.	Party A has the right, but is not obliged, to purchase or procure any third party to purchase all or part of the shares of the Company owned by Party B.

c.	Party B may not transfer the shares of the Company owned by it to any other party unless upon waiver of the foregoing exclusive right by Party A, i.e., Party B shall procure no entity other than Party A or the third party designated by it may purchase shares of the Company.

2.	Exercise of the exclusive right

a.	As long as the laws and regulations of the PRC permits, Party A has the absolute and sole discretion to decide the time, manner of frequency of its exercise of the exclusive right. Party A may exercise its right to purchase shares of the Company at any time, provided it shall provide a written notice to Party B specifying the number of shares it intends to purchase (the “Exercise Notice”).

b.	Party A may exercise its right to purchase shares of the Company by any of the following ways, including without limitation:

i.	At the minimum value then permitted under the laws of the PRC, or any higher value decided at the sole discretion of Party A (the “Transfer Price”);

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ii.	Perfect the pledge provided under the Share Pledge Agreement; and

iii.	Purchase shares of the Company by any other means and considerations appropriate in the opinion of Party A.

c.	If the laws of the PRC permits Party A and/or any other entity or individual designated by it to hold all of the shares of the Company, Party A may elect to make exercise of its exclusive right once and for all, whereby Party A and/or any other entity or individual designated by it will purchase all shares of the Company from its Existing Shareholders at one time. If the laws of the PRC permits party A and/or any other entity or individual designated by it to hold only part of the shares of the Company, Party A may determine the number of shares it elects to purchase within the maximum shareholding percentage allowed under the laws of the PRC (the “Maximum Shareholding Percentage”), whereby Party A and/or any other entity or individual designated by it will purchase such number of shares of the Company from its Existing Shareholders; under such circumstance, Party A may exercise its exclusive right to purchase shares of the Company by installments to the extent in accordance with the liberalization of the shareholding percentage provided under the laws of the PRC, with the purpose to acquiring all shares of the Company.

d.	Upon exercise of its purchase right by Party A, each of the Existing Shareholders shall transfer to Party A and/or any other entity or individual designated by Party A the shares of the Company owned by it in proportion to its shareholding percentage in the Company and the number of shares to purchased by Party A in connection with such exercise. Party A and/or any other entity or individual designated by Party A shall pay share transfer price to each of the Existing Shareholders for the number of shares of the Company purchased by it in connection with its exercise of purchase right.

e.	Each of the Existing Shareholders hereby undertakes and warrants, jointly and severally, that upon issue of Exercise Notice by Party A:

i.	It shall immediately convene shareholders’ meeting, pass resolutions thereat and take all actions necessary for approval of transfer of all the shares of the Company owned by it to Party A and/or any other entity or individual designated by Party A at the share transfer price;

ii.	It shall immediately enter into a share transfer agreement with Party A and/or any other entity or individual designated by Party A, whereby it will transfer all the shares of the Company owned by it to Party A and/or any other entity or individual designated by Party A at the share transfer price;

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iii.	It shall provide the support necessary for transfer of all the shares of the Company owned by it to Party A and/or any other entity or individual designated by Party A without any encumbrance in accordance with requests of Party A and laws and regulations.

f.	Upon signing this Agreement, each of the Existing Shareholders shall severally sign a power of attorney (the “Power of Attorney”), appointing any person designated by Party A to sign on its behalf any and all documents necessary for transfer of all the shares of the Company owned by it to Party A and/or any other entity or individual designated by Party A without any encumbrance. The Power of Attorney shall be maintained by Party A and, if necessary, may be executed in any number of counterparts at the request of Party A at any time and submitted to competent government agencies.

II.	Representations and Warranties

1.	Upon signing this Agreement, Party A represents and warrants to Party B as follows:

a.	Party A is a wholly foreign owned enterprise incorporated under the laws of the PRC;

b.	Party A has received all permits and authorizations necessary and appropriate for it to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement is consistent with the business scope, articles of association and other corporate documents of Party A;

c.	Execution, delivery and performance of this Agreement by Party A is in no violation with any laws, regulations, and government licenses, circulars or any other documents then applicable to Party A, or any agreements with any other party to which Party A is a party; and

d.	This Agreement, once executed, shall have legal effect and be duly performed by Party A.

2.	Upon signing this Agreement, Party B warrants as follows:

a.	The Company is a company with limited liability duly incorporated and existing under the laws of the PRC;

b.	Party B has received all permits and authorizations necessary and appropriate for its execution, delivery and performance of this Agreement;

c.	Execution, delivery and performance of this Agreement by Party B is in no violation with any laws, regulations, and government licenses, circulars or any other documents then applicable to Party B, or any agreements with any other party to which Party B is a party;

d.	This Agreement, once executed, shall have legal effect and be duly performed by Party B;

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e.	Except for the Share Pledge Agreement made between Party A and Party B in connection with this Agreement, Party B may not impose any mortgage, pledge or any other security interests upon the shares of the Company owned by it, or enter into any sale or transfer agreement with any third party other than any of the affiliates of Party A;

f.	No disputes, claims, arbitrations, administrative proceedings or any other legal controversies pending against or potentially involving Party B or the shares of the Company owned by Party B exists;

g.	The Company has received and completed all government approvals, permits, licenses, registrations and filings necessary for it to conduct business operations and own its assets; and

h.	No disputes, claims, arbitrations, administrative proceedings or any other legal controversies pending against or potentially involving the Company exists.

III.	Special Representations and Warranties by Party B

1.	Party B, as substantial shareholder of the Company, warrants that as of the expiration of the term of this Agreement, the Company will:

a.	Without prior written consent of Party A, not supplement or change its articles of association, or increase or reduce its registered capital, or change its shareholding structure;

b.	maintain its business operations prudently and effectively according to sound financial and operational standards;

c.	Without prior written consent of Party A, not at time transfer, secure or otherwise dispose any legal interests of its assets or income, or subject the security interest on any of its assets or income to any encumbrance;

d.	not incur, succeed, secure or permit the existence of any debts, other than those incurred during its ordinary course of business or agreed or confirmed by Party A in advance;

e.	Without prior written consent of Party A, not enter into any material contract (i.e., any contract with a value over RMB800,000);

f.	Without prior written consent of Party A, not provide any loan or security to any third party;

g.	provide all of its business and financial information at the request of Party A;

h.	maintain insurance from an insurer acceptable to Party A, the amount and type of which insurance will be consistent with those maintained by other companies operating comparable businesses and owning similar assets in the place where the Company is located;

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i.	Without prior written consent of Party A, not merger with, take over, invest in any third party;

j.	Notify Party A immediately of the actual or potential occurrence of any claims, arbitrations or administrative proceedings involving any of the assets, businesses or income of the Company, and will not enter into settlement thereof without consent from Party A;

k.	Without prior written consent of Party A, not distribute dividends in any manner to its shareholders; at request of Party A, promptly distribute all distributable dividends to all shareholders;

l.	Strictly comply with the exclusive purchase provisions provided hereunder, and none of its action or omission may affect the validity or enforceability of this Agreement; and

m.	Without prior written request or consent of Party A, not appoint or replace any director of the Company which director is not nominated by Party B.

The Parties agree that if the purchase of all or part of the shares of the Company owned by Party A or the third party designated by Party A causes the consolidated shareholding of the Company by Party B less than 50% (excluding 50%), the representations and warranties provided under this Clause 3.1, the content of which is beyond the reasonable control of Party B, will not be applicable to Party B.

2.	As of the expiration of the term of this Agreement, Party B undertakes and agrees:

a.	Unless provided under the Share Pledge Agreement, without prior written consent of Party A, not to transfer, secure or otherwise dispose any legal interests on the shares of the Company owned by it, or subject the security interest on such shares to any encumbrance;

b.	Except Party A or any third party designated by Party A, to cause the directors appointed by it not to approve transfer, security or otherwise disposal of the legal interests on the shares of the Company owned by it, or subject the security interest on such shares to any encumbrance;

c.	Without prior written consent of Party A, to ensure that the directors appointed by it will not approve the merger with, takeover of or investment in any third party by Party B, and will not approve any resolution or take any action in violation of any covenants made by Party B to Party A under this Agreement;

d.	To notify Party A immediately of the actual or potential occurrence of any claims, arbitrations or administrative proceedings involving any of the shares of the Company owned by it;

e.	Without prior written consent of Party A, that none of its actions or omissions will have material effect on the assets, businesses or obligations of the Company;

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f.	That composition of the board of the Company shall be consistent with the composition of the board of Party A;

g.	As long as permitted under the laws of the PRC, at request of Party A, to transfer immediately and unconditionally all of the shares of the Company owned by it to Party A or any third party designated by Party A, and cause the other shareholders of the Company, if any, to waive the right of first refusal in connection with such transfer;

h.	As long as permitted under the laws of the PRC, at request of Party A, to make efforts to cause the other shareholders of the Company, if any, to transfer immediately and unconditionally all of the shares of the Company owned by it to Party A or any third party designated by Party A, and to waive the right of first refusal in connection with such transfer;

i.	To make its best efforts to take such actions and sign such documents that are deemed necessary to consummate this Agreement by Party A in good faith.

j.	That Party B hereby expressly waive any rights to which it is entitled under the laws of the PRC which may affect the rights and interests of Party A under this Agreement (including without limitation any subrogation or prior consent rights relating thereto); and

k.	To strictly comply with this Agreement and the Share Pledge Agreement, duly perform its obligations under this Agreement, and refrain from any action or omission which may affect the validity or enforceability of this Agreement; to assist Party A in connection with re-registration of the shares of the Company contemplated to be transferred hereunder.

IV.	Taxes and Expenses

Party A shall be liable for any expenses arising from or in connection with this Agreement pursuant to relevant laws of the PRC, including without limitation any transfer and registration expenses arising from the preparation, execution of this Agreement and consummation of any transaction contemplated hereunder, and any transfer and registration expenses arising from the purchase of the Company by Party B and increase of the share capital of the Company.

V.	Notices

Unless otherwise advised in writing, all notices relating to this Agreement shall be given to the following addresses and deemed duly given, if by registered mail, on the date shown on its return receipt; if by person, on the date when it is delivered; if by fax, on the date shown on the confirmation of its receipt, provided that it shall be followed by delivery of the original notice by person or registered mail to the following addresses:

If to Party A:	Shanghai Fuzhou Investment Consulting Co., Ltd.
Legal address: 9th Floor, Jinsui Mansion, No. 379 South Pudong Road Pudong New Area, Shanghai 200120, China Attention: WANG Jingbo Fax: 021-68869611

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If to Party B:

Name	Address	Fax

WANG Jingbo	Room 101, No. 13, Lane 666, Longdong Avenue, Pudong New District, Shanghai, PRC, 201204	021-68869611

YIN Zhe	Room 301, No. 7, Lane 839, Yunshan Road, Pudong New District, Shanghai, PRC, 200135	021-68869611

ZHANG Xinjun	No. 22, Lane 242, Tiantong Road, Hongkou District, Shanghai, PRC, 200122	021-68869611

WEI Yan	Room 501, No. 36, Lane 199, Biyun Road, Pudong New District, Shanghai, PRC, 200135	021-68869611

HE Boquan	Room 13-15, 32nd Floor, No. 183-187 Daduhui Plaza, North Tianhe Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510075	021-68869611

YAN Qianghua	Room 505-506, No. 22, Lane 2185, YAN Qianghua North Zhongshan Road, Putuo District, Shanghai, PRC, 200063	021-68869611

VI.	Liabilities for Breach

1.	The Parties agree and acknowledge that any material breach of any of the agreements or material failure to perform any of its obligations provided hereunder by any Existing Shareholders shall constitute default of this Agreement (the “Default”; such Existing Shareholder, the “Defaulting Party”). Party A is entitled to request the Defaulting Party to rectify the Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify the Default or to take remedial measures within a reasonable period or within ten (10) days upon written notice from Party A setting forth the Default and requesting rectification thereof, Party A is entitled to any of the following remedy at its own discretion: (1) terminate this Agreement and hold the Defaulting Party liable for all of its damages arising therefrom; (2) require enforcing the obligations of the Defaulting Party under this Agreement and hold the Defaulting Party liable for all of its damages arising therefrom; or (3) sell by way of discount or auction, or dispose the pledged shares pursuant to the Share Pledge Agreement, the proceeds from which will be preferentially paid to Party A, and hold the Defaulting Party liable for all losses arising therefrom.

2.	The Parties agree and acknowledge that none of the Existing Shareholders may terminate this Agreement for any reason under any event.

3.	Any and all rights and remedies provided under this Agreement are cumulative and not exclusive of any other rights or remedies available under laws.

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4.	Notwithstanding any other provisions of this Agreement, this Clause VI will survive termination of this Agreement.

VII.	Governing Laws and Dispute Resolutions

1.	The effect, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China.

2.	Any dispute arising from performance of or in connection with this Agreement shall be resolved through negotiations of the Parties or, if such negotiations fail within thirty days, may be submitted by any Party to China International Economic and Trade Arbitration Commission (“CIETAC”), Shanghai Sub-Commission, for arbitration by three arbitrators appointed according to the rules of CIETAC. The arbitration award is conclusive and binding upon each Party.

3.	During the period of dispute resolution, each Party shall continue to perform this Agreement other than the provision under dispute.

VIII.	Miscellaneous

1.	This Agreement shall be effective upon signature or affixture of seals by the Parties and have a term of ten years. Upon expiration of each ten-year term, this Agreement may be automatically extended for another ten years without objection thereto from either Party.

2.	The rights and obligations of the Parties under this Agreement shall be succeeded by their respective successors, as if they are a party hereto.

3.	Any change and supplement to this Agreement shall be separately agreed in writing by the Parties.

4.	Invalidity of any part of this Agreement will not affect the validity of the remainder of this Agreement.

5.	This Agreement is made in Chinese in three originals, and each Party shall hold one copy. Each original copy has the same legal effect. Each Party may produce any number of counterparts of this Agreement as it deems necessary.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Party A

/s/ Shanghai Fuzhou Investment Consulting Co., Ltd.

Party B

/s/ WANG Jingbo

/s/ YIN Zhe

/s/ ZHANG Xinjun

/s/ WEI Yan

/s/ HE Boquan

/s/ YAN Qianghua